UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2018

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive Charlotte, North Carolina	28273
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment No. 4 to Revolving Credit Agreement
On December 21, 2018, JELD-WEN Holding, Inc. (the “Company”), JELD-WEN, Inc. (“JWI”), a wholly-owned subsidiary of the Company, American Building Supply, Inc. (“ABS”) and J B L Hawaii, Limited (“JBL”), each a wholly-owned subsidiary of JWI, and certain other wholly-owned subsidiaries of JWI, entered into Amendment No. 4 (“Amendment No. 4”) to the Revolving Credit Agreement, dated as of October 15, 2014 (as previously amended by Amendment No. 1 dated as of July 1, 2015, Amendment No. 2 dated as of November 1, 2016, and Amendment No. 3 dated as of December 14, 2017, the “Existing ABL Credit Agreement” and, as amended by Amendment No. 4, the “ABL Credit Agreement”), among JWI, ABS, JBL, the other borrowers and subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other lenders and financial institutions from time to time party thereto.
Amendment No. 4, among other things, provides for a $100.0 million increase in the U.S. revolving credit commitments, reduces the applicable commitment fees to 0.25% per annum and modifies certain other terms and provisions of the Existing ABL Credit Agreement. The increase in commitments will primarily be used to replace certain credit facilities assumed in recent acquisitions.
The foregoing description of Amendment No. 4 is qualified in its entirety by reference to the full text of Amendment No. 4. A copy of Amendment No. 4 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
First Supplemental Indenture
On December 21, 2018, ABS, JBL and Wilmington Trust, National Association, as trustee (the “Trustee”) entered into the first supplemental indenture (the “First Supplemental Indenture”) to an indenture between JWI, the guarantors party thereto and the Trustee dated as of December 14, 2017, which governs JWI’s 4.625% senior notes due 2025 and 4.875% senior notes due 2027 (collectively, the “Notes”). Pursuant to the First Supplemental Indenture, ABS and JBL became guarantors of JWI’s obligations under the Notes.
The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the First Supplemental Indenture. A copy of the First Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 21, 2018, among American Building Supply, Inc., J B L Hawaii, Limited and Wilmington Trust, National Association, as Trustee.
10.1
Amendment No. 4, dated as of December 21, 2018, among JELD-WEN, Inc., American Building Supply, Inc., J B L Hawaii, Limited, the other borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2018		JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 21, 2018, among American Building Supply, Inc., J B L Hawaii, Limited and Wilmington Trust, National Association, as Trustee.
10.1
Amendment No. 4, dated as of December 21, 2018, among JELD-WEN, Inc., American Building Supply, Inc., J B L Hawaii, Limited, the other borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.